                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  WALGREEN CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                [WALGREENS LOGO]

                                200 WILMOT ROAD
                           DEERFIELD, ILLINOIS 60015

                                                               November 24, 1999

Dear Walgreens Shareholder:

     You are cordially invited to our Annual Shareholders' Meeting on Wednesday, January 12, 2000, at 2:00 p.m., Central Standard Time. The meeting will be held in the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois.

     This will be our second meeting at Navy Pier. We're aware that some of you experienced parking problems there last January, and we have taken steps to minimize this inconvenience. A trolley service will run from the parking garages to Entrance 2, Lobby 3. Five dollar parking passes will be available at the registration desk.

     We look forward to reviewing our 25th consecutive year of record results with you and sharing our plans and strategy. Fiscal 2000 has started off well, with excellent sales, the introduction of our new pharmacy website (please visit www.walgreens.com), and the opening of more than 65 new stores just since September 1.

     As usual, we will offer a sign language interpreter for the hearing-impaired. If you would like to take advantage of this service, please watch for a sign directing you to a special area or seek assistance from one of our ushers.

     We look forward to seeing you January 12. Whether or not you plan to attend, it is important that you vote your proxy promptly in accordance with the voting instructions on the enclosed proxy card.

     Thank you for your support of Walgreens. . . and our best wishes for a happy holiday season.

Sincerely,

/s/ L. DANIEL JORNDT
L. DANIEL JORNDT
Chairman and CEO

/s/ D. W. BERNAUER

D. W. BERNAUER
President and COO

                               WALGREEN CO. LOGO

                                200 WILMOT ROAD
                           DEERFIELD, ILLINOIS 60015

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     TO BE HELD WEDNESDAY, JANUARY 12, 2000

TO THE SHAREHOLDERS OF WALGREEN CO.:

     The Annual Meeting of Shareholders of WALGREEN CO., an Illinois corporation, will be held at the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois, on Wednesday, January 12, 2000, at 2:00 P.M. Central Standard Time. The Annual Meeting is for the following purposes:

     (1) To elect eleven directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

     (2) To consider a shareholder proposal recommending confidential voting at all meetings of shareholders; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on November 15, 1999, are entitled to vote at the meeting.

     Shareholders are cordially invited to attend the Annual Meeting. If attending, you should bring the admission ticket attached to the enclosed proxy. You may vote your shares by telephone, via the Internet or by mail by following the instructions on your proxy card. If you vote by telephone or via the Internet, you should not return your proxy card. If you choose to vote by mail, please sign, date and return the proxy card in the envelope provided. The proxy may be revoked at any time before it is voted at the meeting by submitting written notice of revocation to the Secretary or by submitting another timely proxy by telephone, Internet or mail. If you are present at the meeting, you may vote your shares in person and the proxy will not be used. If you hold shares through a broker or other custodian, please check the voting instructions used by that broker or custodian.

     For further information concerning individuals nominated as directors and the use of the proxy, you are respectfully urged to read the proxy statement on the following pages.

     The Company's Annual Report to shareholders for 1999 is enclosed with this proxy statement.

                                        By order of the Board of Directors.

                                        Julian A. Oettinger
                                                  JULIAN A. OETTINGER
                                                       Secretary

November 24, 1999

                               WALGREEN CO. LOGO

                                200 WILMOT ROAD
                           DEERFIELD, ILLINOIS 60015

                                                               November 24, 1999

                                PROXY STATEMENT

     This proxy statement is being sent beginning November 24, 1999, in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders of Walgreen Co. to be held on January 12, 2000, and further to inform the shareholders concerning the use of the proxy and the business to be transacted at the meeting.

     The enclosed proxy is solicited by the Board of Directors of the Company. The proxy may be revoked at any time before it is voted at the meeting by submitting written notice of revocation to the Secretary of the Company or by submitting another timely proxy by telephone, Internet or mail. The items enumerated herein constitute the only business that the Board of Directors intends to present or is informed that others will present at the meeting. The proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting. Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Only shareholders of record at the close of business on November 15, 1999, are entitled to notice of, and to vote at, the meeting. Your vote is confidential and will not be disclosed to the Company unless required by law or requested by you.

     The expenses in connection with the solicitation of proxies will be borne by the Company. Solicitation will be made by mail, but may in some cases also be made by telephone or personal call by officers, directors or regular employees of the Company who will not be specially compensated for such solicitation. The Company may request brokerage houses and other nominees or fiduciaries to forward copies of the Company's proxy material and Annual Report to beneficial owners of stock held in their names, and the Company may reimburse them for reasonable out-of-pocket expenses incurred in so doing. The Company has retained D.F. King to assist in solicitation for a fee not to exceed $5,000, plus reasonable expenses.

                             ELECTION OF DIRECTORS

     There are eleven nominees for election to the Board of Directors. Charles
D. Hunter and William H. Springer are retiring from the Board of Directors and are not standing for re-election.

     In the election of the Board of Directors, shareholders have the right to vote the number of shares owned by them for each of the eleven nominees. Alternatively, shareholders may cumulate their votes and give eleven votes to one nominee for each share owned, or they may distribute their votes on the same principal among as many nominees as they choose. Directors are elected by the votes of a majority of the shares represented in person or by proxy at the meeting. Withheld votes have the effect of votes against the election of directors, since there are fewer votes for election. Broker non-votes will not count as votes. As of the close of business on November 15, 1999, the Company had outstanding 1,005,145,383 shares of Common Stock.

     Proxy votes will be cast for the election of the nominees named below to hold office for one year or until their successors are elected and qualified. Should any nominee unexpectedly become unavailable for election, the proxies reserve the right to nominate and vote for such other person as they shall designate.

     The following table sets forth the names, ages, principal occupations and other information respecting the director nominees:

                                   NAMES AND AGES OF DIRECTOR NOMINEES,                PERIOD OF SERVICE
                                        THEIR PRINCIPAL OCCUPATIONS                       AS DIRECTOR
                                           AND OTHER INFORMATION                           BEGAN IN
                                   ------------------------------------                -----------------
[JORNDT PHOTO]          L. Daniel Jorndt, 58--Chairman of the Board (since July              1990
                        1999) and Chief Executive Officer (since January 1998). Mr.
                        Jorndt was President and Chief Operating Officer from
                        January 1990 to January 1999.

[BERNAUER PHOTO]        David W. Bernauer, 55--President and Chief Operating                 1999
                        Officer (since January 1999). Mr. Bernauer was Senior Vice
                        President from July 1996 to January 1999 and Chief
                        Information Officer from February 1995 to January 1999. Mr.
                        Bernauer was a Vice President from February 1990 to July
                        1996.

[BRUNNER PHOTO]         Vernon A. Brunner, 59--Executive Vice President. Mr.                 1999
                        Brunner is also a director of First Midwest Bankcorp, Inc.

[FOOTE PHOTO]           William C. Foote, 48--Chairman of the Board, President and           1997
                        Chief Executive Officer of USG Corporation. Mr. Foote was
                        President and Chief Operating Officer of USG Corporation
                        from January 1994 through December 1995. Mr. Foote is also a director of USG Corporation and GATX Corporation.

[HOWARD PHOTO]          James J. Howard, 64--Chairman of the Board, President and            1986
                        Chief Executive Officer of Northern States Power Company.
                        Mr. Howard is also a director of Northern States Power
                        Company, Honeywell Inc., Ecolab, Inc., ReliaStar Financial
                        Corp. (formerly NWNL Companies, Inc.) and the Federal
                        Reserve Bank of Minneapolis.

                                   NAMES AND AGES OF DIRECTOR NOMINEES,                PERIOD OF SERVICE
                                        THEIR PRINCIPAL OCCUPATIONS                       AS DIRECTOR
                                           AND OTHER INFORMATION                           BEGAN IN
                                   ------------------------------------                -----------------
[MCNALLY PHOTO]         Alan G. McNally, 54--Chairman of the Board (since April              1999
                        1998) and President (since April 1994) of Bankmont
                        Financial Corporation. Chairman of the Board (since April
                        1995) of Harris Bankcorp, Inc., Harris Bankmont, Inc. and
                        Harris Trust and Savings Bank. Mr. McNally has been Chief
                        Executive Officer of Harris Bankcorp, Inc. and Harris Trust
                        and Savings Bank since September 1993; Chief Executive
                        Officer of Harris Bankmont, Inc. since October 1994; and
                        Vice Chairman of Bank of Montreal since 1990.

[REED PHOTO]            Cordell Reed, 61--Former Senior Vice President of                    1994
                        Commonwealth Edison Co. (retired 1997). Mr. Reed is also a director of LaSalle National Corporation, LaSalle National
                        Bank and LaSalle Bank F.S.B.

[SCHWARTZ PHOTO]        David Y. Schwartz, 58--Independent business advisor and
                        consultant. Former Partner at Arthur Andersen L.L.P.
                        (retired 1997).

[SCHWEMM PHOTO]         John B. Schwemm, 65--Former Chairman and Chief Executive             1985
                        Officer of R.R. Donnelley & Sons Company. Mr. Schwemm is
                        also a director of USG Corporation and William Blair Mutual
                        Funds, Inc.

[VON FERSTEL PHOTO]     Marilou M. von Ferstel, 61--Former Executive Vice President          1987
                        and General Manager of Ogilvy Adams & Rinehart (retired
                        1997). Ms. von Ferstel is also a director of Illinova
                        Corporation.

                                   NAMES AND AGES OF DIRECTOR NOMINEES,                PERIOD OF SERVICE
                                        THEIR PRINCIPAL OCCUPATIONS                       AS DIRECTOR
                                           AND OTHER INFORMATION                           BEGAN IN
                                   ------------------------------------                -----------------
[WALGREEN PHOTO]        Charles R. Walgreen, III, 64--Former Chairman of the Board           1963
                        (until July 1999) and Chief Executive Officer (until
                        January 1998).

        INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met four times and there were 16 meetings of Board Committees during the 1999 fiscal year. All directors attended more than 75% of the aggregate of the meetings of the Board of Directors and the meetings of the Board Committees on which he or she served.

COMPENSATION OF DIRECTORS

     Full-time employees of the Company who serve as Directors receive only reimbursement of expenses incurred in attending meetings. During fiscal year 1999, Directors who were not employees received a quarterly retainer of $6,375 for Board service, a fee of $1,200 for each Board of Directors and Board Committee meeting attended, and reimbursement for expenses incurred in connection with such meetings.

     Mr. Walgreen III did not receive Director's fees. He received $491,500 in consulting fees from the Company during fiscal 1999 pursuant to a Consulting Agreement entered into prior to his retirement as Chief Executive Officer of the Company. He also received secretarial support and payment of $36,106 for a company car and country club dues. The Consulting Agreement provides Mr. Walgreen III with 150% of his base salary in effect at retirement over a three-year term for consulting services and ends February 27, 2001.

     Messrs. Howard, Schwemm and Springer and Ms. von Ferstel participated in unfunded deferred compensation plans offered prior to 1993 that permitted Directors to defer a portion of their retainer fees. During fiscal 1999, payments were made to Directors under such plans as follows: Mr. Schwemm, $6,049 and Mr. Springer, $19,894.

     Effective November 1996, the Company established the Walgreen Co. Nonemployee Director Stock Plan pursuant to which each non-employee Director of the Company will receive an annual equity grant, the amount of which is subject to adjustment on an annual basis. In fiscal 1999, each director received a grant of 2,000 shares (Mr. Walgreen received a prorated grant of 1,334 shares). During the term of the Plan, each Director will also receive fifty percent of his or her quarterly retainer in the form of shares, which may be deferred into stock units. In addition, a Director may elect to receive all or a portion of the cash component of his or her quarterly retainer and meeting fees in the form of deferred stock units or to have such amounts placed in a deferred cash compensation account. This Plan is a replacement for certain compensation arrangements for non-employee Directors in effect prior to November 1996, under the Walgreen Co. Retirement Plan for Outside Directors. The Walgreen Co. Retirement Plan for Outside Directors will continue to apply in the future only with respect to compensation earned by nonemployee Directors for periods of service prior to November 1, 1996. Under the terms of the Walgreen Co. Retirement Plan for Outside Directors, the annual benefits payable to a Director for the shorter of (i) the number of years the Director served as a non-employee member of the Board, or (ii) ten years, were equal to the sum of 80% of the annual Board retainer in effect on the date of retirement, plus 4% of the Director's final annual retainer for each year of service as a non-employee Director in excess of ten years. In no case could the annual benefit payment exceed 100% of the annual retainer in effect and payable to the Director on the date of his or her retirement from the Board of Directors.

COMMITTEES

     The Board of Directors had standing Executive, Audit, Compensation, Finance, and Nominating and Governance Committees during fiscal 1999, each of which is described below.

     The Executive Committee met three times during the fiscal year. The Committee is composed of L. Daniel Jorndt, Chairman; David W. Bernauer; Vernon
A. Brunner; Charles D. Hunter; Cordell Reed; John B. Schwemm and William H. Springer. During intervals between meetings of the Board of Directors, the Executive Committee possesses such powers of the Board of Directors in the management of the business and affairs of the Company as may be delegated by the Board of Directors, subject to such limitations as may be imposed by law and the By-Laws of the Company.

     The Audit Committee met four times during the fiscal year. The Committee is composed of John B. Schwemm, Chairman; William C. Foote and Marilou M. von Ferstel. The Committee's responsibilities include evaluation of significant matters relating to the audit and internal controls of the Company and review of the scope and adequacy of the audits conducted by the independent auditors.

     The Compensation Committee met four times during the fiscal year. The Committee is composed of William H. Springer, Chairman; James J. Howard and John
B. Schwemm. The Committee reviews the Company's remuneration policies and practices, including executive salaries, compensation and other employee benefits; and administers the Company's Restricted Performance Share Plan, the 1982 Employees Stock Purchase Plan, the Executive Stock Option Plan, the 1986, 1988, 1992 and 1997 Executive Deferred Compensation/Capital Accumulation Plans, the Walgreen Co. Section 162(m) Deferred Compensation Plan and the Walgreen Co. Nonemployee Director Stock Plan.

     The Finance Committee met four times during the fiscal year. The Committee is composed of Charles D. Hunter, Chairman; David W. Bernauer; L. Daniel Jorndt; Alan G. McNally; Cordell Reed and Charles R. Walgreen III. The Finance Committee reviews the financial requirements and practices of the Company and makes recommendations to the Board of Directors concerning such matters.

     The Nominating and Governance Committee met one time during the fiscal year. The Committee is composed of William C. Foote, Chairman; James J. Howard; John B. Schwemm and Marilou M. von Ferstel. The Nominating and Governance Committee considers matters related to corporate governance, develops general criteria regarding the qualifications and selection of board members and recommends candidates for election to the Board of Directors. The Nominating and Governance Committee will consider persons recommended by shareholders for inclusion as nominees for election to the Board of Directors if the names of such persons are submitted in writing in a timely manner to the Secretary of the Company. All recommendations should be accompanied by a complete statement of such person's qualifications and an indication of the person's willingness to serve.

            SECURITIES OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following tabulation sets forth information as of November 15, 1999, concerning the ownership of Common Stock by each Director, each of the executive officers named in the Summary Compensation Table included in this proxy statement, and all Directors and executive officers as a group. Except as otherwise noted, the individual named possessed sole voting and investment power over such shares. All amounts have been adjusted to reflect a two-for-one stock split on February 12, 1999.

                                                                  AMOUNT OF SHARES       PERCENT OF
                    NAME OF INDIVIDUAL                           BENEFICIALLY OWNED        CLASS
                    ------------------                         ----------------------    ----------
L. Daniel Jorndt...........................................     1,429,327(3)(5)(9)          *
David W. Bernauer..........................................       326,910(3)(4)(9)          *
Vernon A. Brunner..........................................       847,854(3)(9)             *
William C. Foote...........................................         9,682                   *
James J. Howard............................................        35,154                   *
Charles D. Hunter..........................................     6,257,189(1)(7)             *
Glenn S. Kraiss............................................       231,542(3)(6)(9)          *
Alan G. McNally............................................         7,525                   *
Cordell Reed...............................................        17,514                   *
John A. Rubino.............................................       306,647(3)(8)(9)          *
David Y. Schwartz..........................................         1,700                   *
John B. Schwemm............................................        40,965(10)               *
William A. Shiel...........................................       353,309(3)(9)(11)         *
William H. Springer........................................        39,914                   *
Marilou M. von Ferstel.....................................        20,100(12)               *
Charles R. Walgreen III....................................     5,464,926(1)(2)(9)          *
All Directors and executive officers as a group (26
  individuals).............................................    18,265,021(3)(9)(13)        1.8067

------------
 (1) Included in the table for Mr. Hunter are 133,954 shares owned by four trusts for which he serves as a co-trustee. Mr. Hunter possesses shared voting power and investment power with others with respect to all of the shares held by such trusts. These shares are listed pursuant to the requirements of Section 13(d) of the Securities Exchange Act of 1934 and the definition of beneficial ownership therein. Mr. Hunter disclaims any beneficial interest in these shares. Mr. Walgreen III has shared beneficial interest in 54,978 shares owned by one of the trusts; these shares are also included in the table for Mr. Walgreen III. In addition, the table for Mr. Hunter contains 5,797,689 shares owned by thirty-four other trusts for which he serves as co-trustee. These shares are also listed pursuant to the requirements of Section 13(d) of the Securities Exchange Act of 1934. Mr. Hunter disclaims any beneficial interest in these shares.

 (2) Does not include 10,570 shares owned by Mr. Walgreen III's wife, 133,072 shares held in trust for her benefit, and 53,432 shares owned by other family members. These shares are noted pursuant to the requirements of
     Section 13(d) of the Securities Exchange Act of 1934 and the definition of beneficial ownership therein. Mr. Walgreen III disclaims any beneficial interest in these shares.

 (3) Includes shares granted pursuant to the Walgreen Restricted Performance Share Plan as follows: Mr. Jorndt, 44,632 shares; Mr. Bernauer, 13,604 shares; Mr. Brunner, 21,046 shares; Mr. Kraiss, 21,046 shares; Mr. Rubino, 14,147 shares; Mr. Shiel, 13,650 shares; all Directors and executive officers as a group, 217,848 shares. Each individual possesses sole voting power with respect to these shares.

 (4) Does not include 40,000 shares owned by Mr. Bernauer's wife. Mr. Bernauer disclaims any beneficial interest in such shares.

 (5) Does not include 116,999 shares owned by Mr. Jorndt's wife. Mr. Jorndt disclaims any beneficial interest in such shares.

 (6) Does not include 24,444 shares owned by Mr. Kraiss' wife. Mr. Kraiss disclaims any beneficial interest in such shares.

 (7) Does not include 542,492 shares held in trust for the benefit of Mr. Hunter's wife. Mr. Hunter serves as a co-trustee for such trust and disclaims any beneficial interest in such shares.

 (8) Does not include 43,522 shares owned by Mr. Rubino's wife. Mr. Rubino disclaims any beneficial interest in such shares.

 (9) Includes shares of stock that may be acquired within 60 days after November 15, 1999, by exercise of stock options as follows: Mr. Jorndt, 935,216 shares; Mr. Bernauer, 230,160 shares; Mr. Brunner, 577,232 shares; Mr. Kraiss, 210,496 shares; Mr. Rubino, 230,120 shares; Mr. Shiel, 292,064 shares; Mr. Walgreen III, 1,970,160 shares; all Directors and executive officers as a group, 5,805,420 shares.

(10) Does not include 4,800 shares owned by Mr. Schwemm's wife. Mr. Schwemm disclaims any beneficial interest in these shares.

(11) Does not include 15,744 shares owned by Mr. Shiel's wife and 4,620 shares owned by Mr. Shiel's children. Mr. Shiel disclaims any beneficial interest in these shares.

(12) Does not include 4,000 shares owned by Ms. von Ferstel's husband. Ms. von Ferstel disclaims any beneficial interest in these shares.

(13) Includes 320,988 shares held by family members of executive officers, the beneficial ownership of which has been disclaimed by such officers in reports filed with the Securities and Exchange Commission.

   * Each individual owns less than 1% of the Company's Common Stock.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all forms were filed in a timely manner during fiscal 1999.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation of the Company's Chairman and Chief Executive Officer, and the next five most highly compensated executive officers for the last three fiscal years. All numbers have been adjusted to reflect a two-for-one stock split on February 12, 1999.

                                                ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                       --------------------------------------   ----------------------------------------
                                                                                          AWARDS               PAYOUTS
                                                                                ---------------------------   ----------
                                                                      OTHER                      SECURITIES
                                                                     ANNUAL       RESTRICTED     UNDERLYING
                                                                     COMPEN-        STOCK         OPTIONS        LTIP
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)(1)   BONUS($)(1)   SATION($)   AWARD(S)($)(2)      (#)       PAYOUTS($)
------------------------------  ----   ------------   -----------   ---------   --------------   ----------   ----------
L. Daniel Jorndt                1999     883,333        583,457      133,786       254,986        132,466         0
  Chairman of the Board and     1998     806,667        507,379      115,196       215,985        560,370         0
  Chief Executive Officer       1997     678,333        438,591       92,825       200,987              0         0
David W. Bernauer (4)           1999     405,668        259,457       29,305        76,076         42,018         0
  President and                 1998     292,000        174,133       28,841        68,879         37,290         0
  Chief Operating Officer       1997     266,167        162,687       21,461        62,865              0         0
Vernon A. Brunner               1999     417,000        267,145      102,632       110,688         47,922         0
  Executive Vice President      1998     399,583        243,793       93,300       103,925         57,168         0
                                1997     376,667        236,656       75,314        98,538              0         0
Glenn S. Kraiss (5)             1999     410,000        262,397      107,636       110,688         47,922         0
  Executive Vice President      1998     399,583        243,793       95,551       103,925         57,168         0
                                1997     376,667        236,656       72,439        98,538              0         0
John A. Rubino                  1999     309,497        194,224       44,509        73,670         31,896         0
  Senior Vice President         1998     294,500        175,751       37,169        70,064         37,938         0
                                1997     279,500        171,612       42,607        66,479              0         0
William A. Shiel                1999     299,167        187,217       50,460        71,264         30,856         0
  Senior Vice President         1998     284,500        169,276       43,527        67,667         36,640         0
                                1997     269,500        164,918       42,012        64,070              0         0


                                 ALL OTHER
                                COMPENSATION
 NAME AND PRINCIPAL POSITION       ($)(3)
------------------------------  ------------
L. Daniel Jorndt                  536,473
  Chairman of the Board and       410,486
  Chief Executive Officer         377,328
David W. Bernauer (4)             177,425
  President and                   143,565
  Chief Operating Officer         128,022
Vernon A. Brunner                 252,138
  Executive Vice President        220,595
                                  209,579
Glenn S. Kraiss (5)               271,432
  Executive Vice President        242,700
                                  231,101
John A. Rubino                    172,736
  Senior Vice President           139,124
                                  143,347
William A. Shiel                  157,000
  Senior Vice President           132,014
                                  122,891

------------
(1) Includes amounts earned in fiscal year, whether or not deferred.

(2) All restricted shares reflected in this column were granted as a result of the attainment of performance goals under the Restricted Performance Share Plan (a description of the Plan and the performance measures are provided in the Compensation Committee Report on Executive Compensation). Fifty percent of the award earned in 1999 is payable in cash (reflected in the All Other Compensation column), and the remaining fifty percent is payable in restricted shares. Both the cash and stock awards vest in equal amounts over a four-year period. The total number of restricted shares and their aggregate market value at August 31, 1999, was: Mr. Jorndt, 44,632 shares valued at $1,034,905; Mr. Bernauer, 13,604 shares valued at $315,443; Mr. Brunner, 21,046 shares valued at $488,004; Mr. Kraiss, 21,046 shares valued at $488,004; Mr. Rubino, 14,147 shares valued at $328,034; and Mr. Shiel, 13,650 shares valued at $316,509. The aggregate market value is based on the fair market value of Common Stock as of August 31, 1999 of $23.1875. Dividends are paid on the restricted shares in the same amount and at the same time as dividends paid to all other owners of Common Stock.

(3) Detail of the amounts reported in the All Other Compensation column for 1999 is provided in the table below. Split-dollar life insurance represents the actuarial value of the benefit to the executive of the current year's insurance premium paid by the Company in excess of that required to fund the death benefit under the policy. Cumulative net life insurance premiums paid are recovered by the Company at the later of retirement or 10 years.

                                                    MR.        MR.         MR.        MR.        MR.        MR.
                       ITEM                       JORNDT     BERNAUER    BRUNNER    KRAISS     RUBINO      SHIEL
                       ----                       -------    --------    -------    -------    -------    -------
    Split-Dollar Life Insurance...............     56,150     19,443      17,991     30,520     12,860      8,945
    Above-Market Interest Earned on Deferred
      Compensation............................     26,436      7,424      21,739     29,340     13,813      4,243
    Profit-Sharing Retirement Plan............      8,522      8,522       8,522      8,522      8,522      8,522
    Profit-Sharing Restoration Plan...........    190,350     65,952      93,173     92,337     63,851     63,993
    Restricted Performance Share Plan Cash
      Award...................................    255,015     76,084     110,713    110,713     73,690     71,297
                                                  -------    -------     -------    -------    -------    -------
             Total............................    536,473    177,425     252,138    271,432    172,736    157,000
                                                  =======    =======     =======    =======    =======    =======

(4) Mr. Bernauer was elected President and Chief Operating Officer on January 13, 1999.

(5) Mr. Kraiss retired as an officer of the Company on January 14, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding non-qualified options granted to the named executive officers during the Company's last fiscal year. All numbers have been adjusted to reflect a two-for-one stock split on February 12, 1999.

                                        INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------
                                                       % OF TOTAL
                                     SECURITIES          OPTIONS          EXERCISE
                                     UNDERLYING        GRANTED TO            OR                        GRANT DATE
                                       OPTIONS          EMPLOYEES        BASE PRICE     EXPIRATION    PRESENT VALUE
              NAME                   GRANTED(#)     IN FISCAL YEAR(1)     ($/SH)(2)        DATE          ($)(3)
              ----                   ----------     -----------------    -----------    ----------    -------------
L. Daniel Jorndt.................      132,466            5.08               19.25       09/01/08        909,298
David W. Bernauer................       32,934            1.26               19.25       09/01/08        226,072
                                         9,084            0.35            29.28125       01/01/09        107,025
Vernon A. Brunner................       47,922            1.84               19.25       09/01/08        328,955
Glenn S. Kraiss..................       47,922            1.84               19.25       12/08/04        299,254
John A. Rubino...................       31,896            1.22               19.25       09/01/08        218,946
William A. Shiel.................       30,856            1.18               19.25       09/01/08        211,808

------------
(1) Based on 2,606,350 options granted to all employees.

(2) Fair market value on the date of grant. For all grants except one, options are not exercisable until September 1, 2001. For the grant of 9,084 shares to Mr. Bernauer (made on January 1, 1999), the options are not exercisable until January 1, 2002.

(3) Present value was determined under the Black-Scholes option pricing model based on the following weighted average assumptions: volatility of 21.77%, representing the annual variance in the monthly percentage change in the price of the Company's Common Stock over a seven-year period prior to the date of grant; a risk-free interest rate of 5.13%, representing the treasury bill rate for the expected term of the option; an expected term of 6.9 years; and an annual cash dividend yield of 0.32%. The Company's use of this model in accordance with rules adopted by the Securities and Exchange Commission does not constitute an endorsement of the model nor an acknowledgment that such model can accurately determine the value of options. The ultimate realizable value of an option will depend on the market value of the Company's Common Stock on the date of exercise as compared to the exercise price of the option. The weighted average assumptions incorporate different variables due to the retirement of Mr. Kraiss and the January 1999 grant to Mr. Bernauer.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information regarding stock option exercises by the named executive officers during fiscal 1999, as well as the assumed value at August 31, 1999, of unexercised options held by such officers.

                                                               NUMBER OF SECURITIES                  VALUE OF
                                                              UNDERLYING UNEXERCISED         UNEXERCISED IN-THE-MONEY
                                                                OPTIONS AT FISCAL                   OPTIONS AT
                              SHARES                               YEAR-END(#)                FISCAL YEAR-END($)(1)
                           ACQUIRED ON        VALUE        ----------------------------    ----------------------------
         NAME              EXERCISE(#)     REALIZED($)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----              -----------     -----------     -----------    -------------    -----------    -------------
L. Daniel Jorndt.......      146,968        3,387,153        935,216         692,836       17,260,357       5,105,181
David W. Bernauer......            0                0        263,042          79,308        4,954,461         492,090
Vernon A. Brunner......            0                0        577,232         105,090       10,779,611         744,294
Glenn S. Kraiss........      105,248        2,777,560        210,496         105,090        3,890,887         744,294
John A. Rubino.........       32,368          844,603        230,120          69,834        4,244,734         494,300
William A. Shiel.......            0                0        292,064          67,496        5,456,054         477,591

------------
(1) Based on the fair market value of Company stock as of August 31, 1999 of $23.1875. All numbers have been adjusted to reflect a two-for-one stock split on February 12, 1999.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements (the "Agreements") with the persons named in the Summary Compensation Table and other key employees of the Company that become effective only upon a Change of Control (as defined in the Agreements).

     In the event that an employee is dismissed without Cause or resigns for Good Reason (as such terms are defined in the Agreements), he or she will be entitled to all accrued but unpaid compensation and benefits and a lump sum cash payment consisting of the employee's base salary through the date of termination, a proportionate bonus based upon the employee's annual bonus pursuant to the Management Incentive Plan for the last three fiscal years, the sum of the base salary plus bonus that the employee would be entitled to for the remainder of the employment period under the Agreement, unpaid deferred compensation and vacation pay, and the difference between the actuarial equivalent of the retirement benefit the employee would receive if the employee remained employed for the employment period and the actuarial equivalent of the employee's actual retirement benefits. In addition, for the remainder of the employment period, the employee is entitled to continued employee welfare benefits. The termination of employment of any of these individuals during the thirty-day period following the first anniversary of the effective date shall be deemed to be for Good Reason.

     The Agreement between the Company and Mr. Jorndt also provides that, in addition to the three-year term of employment described therein, upon termination of his employment, the Company will enter into a consulting agreement, consistent with the Company's past practice, providing him with one year's base salary over a three-year term for consulting services.

     The Compensation Committee Report on Executive Compensation and the performance graph that follow shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report and graph by specific reference.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report describes the Company's executive compensation program and the basis on which fiscal year 1999 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the Chief Executive Officer and the other executive officers named in the compensation tables in this proxy statement. The Committee establishes all components of executive pay and recommends or reports its decisions to the Board of Directors for approval.

     To ensure the program is administered in an objective manner, the Committee is comprised entirely of independent directors. Further, Committee members have no "interlocking" relationships as defined by the Securities and Exchange Commission.

     The duties of the Committee include recommending to the Board of Directors the base salary levels for all executive officers as well as the design of awards in connection with all other elements of the executive pay program. The Committee further evaluates executive performance and addresses other matters related to executive compensation.

COMPENSATION POLICY AND OVERALL OBJECTIVES

     In developing recommendations regarding the amount and composition of executive compensation, the Committee's goal is to provide a compensation package that will enable the Company to attract and retain talented executives, reward outstanding performance and link the interests of the Company's executives to the interests of the Company's shareholders. In determining actual compensation levels, the Committee considers all elements of the program in total rather than any one element in isolation.

     The Committee members believe that each element of the compensation program should target compensation levels at rates that take into account current market practices. Offering market-comparable pay opportunities allows the Company to maintain a stable, successful management team.

     Competitive market data is provided by an outside compensation consultant. The data provided compares the Company's compensation practices to those of a group of comparator companies. The Company's market for compensation comparison purposes is comprised of a group of companies that have business operations in the retail drug industry, as well as companies having operations within broader retail and wholesale industries. In addition, the Committee considers companies that have similar sales volumes, market capitalizations and employment levels.

     In establishing a comparator group for compensation purposes, the Committee neither bases its decisions on quantitative relative weights of various factors, nor follows mathematical formulae. Rather, the Committee exercises its discretion and makes its judgment after considering the factors described above.

     The companies chosen for the comparator group used for compensation purposes are not the same companies that comprise the peer group index in the Performance Graph included in this proxy statement.
The Committee believes that the Company's most direct competitors for executive talent are not necessarily the companies that would be included in a peer group established for comparing shareholder returns.

     The key elements of the Company's executive compensation are base salary, annual bonuses, and long-term incentives. Each of these is addressed separately below. In determining compensation, the Committee considers all elements of an executive's total compensation package, including severance plans, insurance, and other benefits.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to a company's Chief Executive Officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. It is the Committee's objective to maximize deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. Accordingly, with respect to compensation payable to an applicable executive officer that would otherwise be nondeductible, it is the Company's policy that such amounts be deferred until the limitation on deductibility no longer applies with respect to such person.

BASE SALARIES

     The Committee regularly reviews each executive's base salary. The base salary ranges of the Company's executives are targeted at approximately the 50th percentile of the base pay ranges of similarly positioned executives in the group of comparator companies selected for compensation comparison purposes.

     Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues, and external pay practices. Increases to base salaries are driven primarily by performance, evaluated based on sustained levels of contribution to the Company.

     The factors impacting base salary levels are not independently assigned specific weights. Rather, the Committee reviews all of the factors, and makes base pay recommendations that reflect the Committee's analysis of the aggregate impact of these factors. Overall, executive salaries were increased at rates comparable to the increases provided at other similarly situated companies and are near or at market levels.

     As reflected in the Summary Compensation Table, Mr. Jorndt's salary was increased in 1999 by $76,666 (9.5%). In determining Mr. Jorndt's base salary for 1999, the Committee considered the Company's financial performance for the prior year and over an extended period of time, Mr. Jorndt's individual performance, his additional responsibilities as Chief Executive Officer beginning January 1998, and his long-term contributions to the success of the Company. The Committee also compared Mr. Jorndt's base salary and total compensation to the base salaries and total compensation of chief executive officers at comparator companies.

ANNUAL BONUSES

     The Walgreen Management Incentive Plan (the "Annual Plan") promotes the Company's pay-for-performance philosophy by providing executives and other employees with direct financial incentives in the form of annual cash bonuses to achieve performance goals tied to return on invested capital.

     Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The Annual Plan emphasizes team performance by establishing a bonus pool covering all plan participants and by maintaining terms that are consistent for all participants.

     Each year, the Committee establishes specific goals, the achievement of which will determine the funding of the bonus pool. In turn, the size of the bonus pool will determine the amount of the relative awards to participants. Accordingly, executives' opportunities to earn bonuses correspond to the degree to which the preestablished goals are achieved.

     Target bonus awards for the named executive officers are established at levels approximating the 50th percentile of marketplace practices for executive positions. Actual payouts can rise above or fall below the targeted levels, depending upon performance relative to the preestablished performance objectives. In 1999, Mr. Jorndt's bonus represented 66.1% of his salary. This resulted in a bonus award under the Annual Plan of $583,457.

LONG-TERM INCENTIVES

     Long-term incentives are provided pursuant to the Restricted Performance Share Plan and the Executive Stock Option Plan.

     In keeping with the Company's commitment to provide a total compensation package that includes at-risk components of pay, the Committee makes annual decisions regarding appropriate long-term incentive grants for each executive. When determining these awards, the Committee considers the Company's financial performance in the prior year, executives' levels of responsibility, prior experience, historical award data, and compensation practices at comparator companies. In determining award sizes, the Committee does not assign specific weights to these factors. Rather, the factors are evaluated on an aggregate basis.

     RESTRICTED PERFORMANCE SHARE PLAN: The Plan provides for contingent grants of restricted Common Stock and restricted cash at the beginning of one-year performance periods. The participants, the amounts of the grants to each, the performance requirements for each period, and the restrictions, are determined by the Compensation Committee.

     The performance requirements are annual FIFO earnings goals, subject to a minimum return on invested capital. The degree to which the goals are met determines the amount of the contingent grant that is earned, if any. The restricted Common Stock and restricted cash awards earned for the performance period ended August 31 of each fiscal year are restricted for a period of four years, with the restrictions lapsing at the rate of 25% per year.

     Based on the achievement of results that exceeded the annual FIFO earnings goals and met the Company's return on invested capital standard, Mr. Jorndt was granted 13,246 restricted performance shares and $255,015 restricted cash for fiscal 1999. This grant reflected performance exceeding the target performance levels. The target grant level as well as grant levels in the case of performance exceeding target performance are established in furtherance of the overall objectives detailed above and by comparison to similar grants to chief executive officers at comparator companies.

     EXECUTIVE STOCK OPTION PLAN: Stock options are granted periodically to the Company's executives at the discretion of the Committee to enhance the link between shareholder value creation and executive pay. Grant levels are coordinated with those under the Restricted Performance Share Plan, in order to maintain competitive levels of long-term incentive pay under the Company's long-term compensation programs.

     Stock options are granted at an option price not less than the fair market value of the Company's Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates following the date the options are granted. Further, stock options reflected in the Summary Compensation Table are subject to a 36-month vesting period. This approach focuses executives on the creation of shareholder value over the long term and encourages equity ownership in the Company.

     In fiscal 1999, Mr. Jorndt received options to purchase a total of 132,466 shares at the fair market value of shares on the date of grant. This grant was established by comparison to 50th percentile long-term incentive grants at comparator companies. The Committee believes that this equity interest provides a strong link to the interests of shareholders.

                                            William H. Springer, Chairman
                                            James J. Howard
                                            John B. Schwemm

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following graph compares the five-year cumulative total return of the Company's Common Stock with the Value Line Drug Store Industry Peer Group and the S&P 500 Stock Index. The graph assumes a $100 investment made September 1, 1994, and the reinvestment of all dividends.
Line Graph

                                                   WALGREEN CO. COMMON             PEER GROUP                   S & P 500
                                                   -------------------             ----------                   ---------
1994                                                     100.00                      100.00                      100.00
1995                                                     132.00                      121.00                      121.00
1996                                                     180.00                      157.00                      144.00
1997                                                     298.00                      241.00                      203.00
1998                                                     428.00                      340.00                      219.00
1999                                                     520.00                      376.00                      307.00

                                                           DOLLAR VALUE OF INVESTMENT AT AUGUST 31
                                                         --------------------------------------------
                                                         1994    1995    1996    1997    1998    1999
                                                         ----    ----    ----    ----    ----    ----
Walgreen Co. Common..................................    $100    $132    $180    $298    $428    $520
Peer Group...........................................    $100    $121    $157    $241    $340    $376
S & P 500............................................    $100    $121    $144    $203    $219    $307

                              SHAREHOLDER PROPOSAL

     Edwin D. Hill, as Trustee of the International Brotherhood of Electrical Workers' Pension Benefit Fund, 1125 Fifteenth Street, N.W., Washington, D.C. 20005, the beneficial holder of 25,462 shares of the Company's Common Stock, has given notice of the Fund's intention to introduce the following resolution at the Annual Meeting:

     RESOLVED: That the stockholders of Walgreen Company ("Company"), recommend that our Board of Directors take the steps necessary to adopt and implement a policy of Confidential Voting at all meetings of its stockholders, which includes the following provisions:

          1. That the voting of all proxies, consents and authorizations be secret, and that no such document shall be available for examination nor shall the vote or identity of any shareholder be disclosed except to the extent necessary to meet the legal requirements, if any, of the Corporation's state of incorporation; and

          2. That the receipt, certification, and tabulation of such votes shall be performed by independent election inspectors.

                             SUPPORTING STATEMENT:

     It is the proponent's belief that it is vitally important that a system of Confidential Proxy Voting be established at Walgreen. Confidential voting is a basic tenet of our electoral process, ensuring its integrity. The integrity of corporate board elections should also be protected against potential abuses given the importance of corporate policies and practices to corporate owners (stockholders) and our national economy.

     The implementation of a Confidential Voting System would enhance shareholder rights in several ways. First, in protecting the confidentiality of the corporate ballot, shareholders would feel free to oppose management nominees and issue positions without fear of retribution. This is especially important for professional money managers whose business relationships can be jeopardized by their voting positions.

     A second important benefit of Confidential Voting would be to invigorate the corporate governance process at the Corporation. We believe that shareholder activism would be promoted within the Corporation. It is our belief that shareholders empowered with a free and protected vote would be more active in the proposing of corporate policy resolutions and alternate board candidates.

     Finally, it is our belief that the enhancement of the proxy voting process would change the system where too often shareholders vote "with their feet," not with their ballots. This change would help to develop a long-term investment perspective where corporate assets could be deployed, and used in a more efficient and effective manner.

     The vast majority of major corporations have adopted a Confidential Voting Policy and it's time for WALGREEN to join them.

     WE URGE YOU TO VOTE FOR THIS PROPOSAL.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     It is the opinion of the Company that the action sought by this shareholder is unnecessary, as the Company has adopted the following Confidential Voting
Policy:

     Shareholder proxies, ballots and voting materials that identify the votes of specific shareholders shall be kept confidential and will not be disclosed to the company, its directors, officers and employees except (i) in the case of communications intended for management, (ii) in the event of certain contested matters, including proxy contests, or (iii) as required by law. Votes will be received and tabulated by independent tabulators (which can be the company's transfer agent) and summaries of the tabulation will be provided to management and publicly announced at the meeting of shareholders to which such vote totals relate. Certain outside agents, such as those serving as proxy solicitors, who have agreed to comply with this policy, may be permitted access to proxies and ballots to facilitate their participation in soliciting proxies and conducting the meeting. The agents may notify the Company if a shareholder has failed to vote so that the shareholder may be reminded and requested to do so.

     The proponent suggests that shareholders may have concerns of retribution regarding certain votes. Even prior to the adoption of the Company's confidential voting policy, Company management was not aware of the receipt of any reports of such retribution. The Company believes that it has consistently conducted shareholder solicitations in a fair and equitable manner. The Company's policy contains an exception to confidentiality in the event of a proxy contest or other contested matters. The Company believes that maintaining confidentiality under such circumstances could place Company management at an unfair disadvantage, since those waging the contest would not be bound by the same policy.

     The Company's intent in providing access to ballots by outside agents (such as proxy solicitors) is to enable the solicitors to determine which shareholders might not have voted. It is not the Company's intent that the solicitor's role in the proxy process will permit the Company to have access to information it otherwise could not obtain. Thus, the policy states that outside agents must agree to comply with the Company's confidential voting policy.

     Pursuant to the Company's policy, proxies for the Company's meeting of shareholders are received, tabulated and certified by the Company's transfer agent, appointed by the Board of Directors to serve as Inspectors of Election. The Inspectors report only the total vote and not the nature of any particular shareholder's vote. It is not the policy's intent that Company management and Directors be able to review incoming proxy votes prior to tabulation.

     For the above reasons, the Company believes that its confidential voting policy is acceptable as adopted.

     The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual meeting is required for approval of this proposal. Abstentions are considered shares present for purposes of determining a quorum and will have the effect of a vote against the proposal. Broker non-votes are considered shares present for quorum purposes but are not considered shares voted and will not affect the outcome of the vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen L.L.P. will serve as the independent auditors for the Company and its subsidiary corporations for the fiscal year ending August 31, 2000. This firm has served as the independent auditors for the Company since 1924. Representatives of the firm are expected to be present at the Annual Meeting to respond to shareholders' questions and to have the opportunity to make any statements they consider appropriate.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Shareholders may submit proposals appropriate for shareholder action at the Company's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the Proxy Statement for the 2001 Annual Meeting they must be received by the Company no later than July 27, 2000. Such proposals should be directed to Walgreen Co.,
Attention: Secretary, 200 Wilmot Road, Deerfield, Illinois 60015.

     In addition, the Company's By-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company's proxy statement, to be brought before an Annual Meeting. In general, notice must be received by the corporate Secretary not less than 90 days or more than 120 days prior to the anniversary of the immediately preceding Annual Meeting. The notice should contain a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; the name and address, as they appear in the Company's books, of the shareholder proposing such business; the class and number of shares of the Company that are beneficially owned by the shareholder; and any material interest of the shareholder in such business. If the Company does not receive notice of a shareholder proposal within this time frame, the individuals named in the proxies solicited by the Company's Board of Directors for that meeting will exercise discretionary voting power with respect to that proposal.

                                        By order of the Board of Directors.

                                        Julian A. Oettinger
                                                  JULIAN A. OETTINGER
                                                       Secretary

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES ENTITLED TO BE VOTED AT THE MEETING, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO WALGREEN CO., ATTENTION: MR. JEFFREY A. REIN, TREASURER, 200 WILMOT ROAD, DEERFIELD, ILLINOIS 60015.

                                  WALGREEN CO.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                                                                                  ]


1. Election of Director nominees listed below:                                  FOR WITHHOLD  FOR ALL      This proxy when properly
   01-L. Daniel Jorndt         02-David W. Bernauer       03-Vernon A. Brunner  ALL    ALL    EXCEPT*      executed will be voted as
   04-William C. Foote         05-James J. Howard         06-Alan G. McNally                               directed. If no direction
   07-Cordell Reed             08-David Y. Schwartz       09-John B. Schwemm    [ ]    [ ]      [ ]        is specified this proxy
   10-Marilou M. von Ferstel   11-Charles R. Walgreen III                                                  will be voted FOR the
                                                                                                           election of directors and
   ---------------------------------------------------------------------------  FOR  AGAINST   ABSTAIN     AGAINST the shareholder
   *(Except nominee(s) written above.)                                                                     proposal.
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.                     [ ]    [ ]      [ ]
2. Shareholder Proposal.                                                                                   In their discretion, the
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 2.                                            Proxies are authorized to
                                                                                                           vote on such other
                                                                                                           matters as may properly
                                                                                                           come before the meeting.

                                                                                                           The signatory hereby
                                                                                                           acknowledges receipt of
                                                                                                           the accompanying Notice
                                                                                                           of Annual Meeting of
                                                                                                           Shareholders and Proxy
                                                                                                           Statement.

                                                                                                                  Dated:
                                                                                                                        ------------
                                                                                                           Signature(s)
                                                                                                                       -------------

                                                                                                           -------------------------
                                                                                                           PLEASE SIGN EXACTLY AS
                                                                                                           YOUR NAME APPEARS. JOINT
                                                                                                           OWNERS SHOULD EACH SIGN.
                                                                                                           WHERE APPLICABLE,
                                                                                                           INDICATE YOUR OFFICIAL
                                                                                                           POSITION OR
                                                                                                           REPRESENTATION CAPACITY.

                                           THIS IS YOUR PROXY CARD, FOLD AND DETACH BELOW
------------------------------------------------------------------------------------------------------------------------------------


           INSTRUCTIONS FOR VOTING BY TELEPHONE, THE INTERNET OR MAIL

Walgreen Co. encourages you to take advantage of new and convenient ways to vote your shares for proposals to be covered at the ANNUAL MEETING OF SHAREHOLDERS. Please take this opportunity to use one of the three voting methods detailed below to vote your shares. This year, voting has been made easier than ever.

         VOTE BY PHONE. Call TOLL-FREE AT 1-800-542-0557 using a touch-tone telephone to vote 24 hours a day, 7 days a week. Have your proxy card (above) and social security number in hand when you call. Please enter the 6-digit control number which is located to the left and above, just below your proxy card.

         Option 1 To vote as the Board of Directors recommends on ALL proposals, press 1. Your vote will be confirmed and cast as directed and the call will end. If you wish to vote on each proposal separately, press 0.

         Option 2 If you selected 0 to vote on each proposal separately, you will hear these instructions:

                      PROPOSAL 1 (ELECTION OF DIRECTORS) - To vote FOR all nominees, press 1; to WITHHOLD for all nominees, press 9; to WITHHOLD for AN INDIVIDUAL nominee, press 0 and enter the two digit number that appears on the proxy card (above) next to the name of the ~ nominee you DO NOT wish to vote for. Once you have completed voting for Directors, press 0.

                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                      PROPOSAL 2 (SHAREHOLDER PROPOSAL) - To vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0. Your vote selection will be repeated and you will have an opportunity to confirm it.

                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL
                      2.

         VOTE VIA THE INTERNET 24 hours a day, 7 days a week, at:
         WWW.HARRISBANK.COM/WPROXY Have your proxy card (above) and social security number in hand when you access the web site.

         VOTE BY MAIL. Please vote, sign, date and return your proxy card (above) using the enclosed postage-paid envelope.


IF YOU VOTE BY TELEPHONE OR VIA THE INTERNET PLEASE DO NOT MAIL YOUR PROXY CARD.

                              THANK YOU FOR VOTING

 PROXY                        [WALGREEN CO. LOGO]                         PROXY


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints L. DANIEL JORNDT, JOHN B. SCHWEMM and CHARLES R. WALGREEN III, or any of them, with full power of substitution, as attorneys and proxies to vote all shares of common stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of WALGREEN CO. (and any adjournment thereof) to be held at the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois, on Wednesday, January 12, 2000, upon the matters referred to on the reverse side and, in their discretion, upon such other matters as may properly come before the meeting.

     NOMINEES:

     L. Daniel Jorndt, David W. Bernauer, Vernon A. Brunner, William C. Foote, James J. Howard, Alan G. McNally, Cordell Reed, David Y. Schwartz, John B. Schwemm, Marilou M. von Ferstel, Charles R. Walgreen III.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS SPECIFIED THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AGAINST THE SHAREHOLDER PROPOSAL.


   If voted by mail, this proxy must be signed and dated on the reverse side.


--------------------------------------------------------------------------------



     Parking is available on the north side of Navy Pier. Once on the north dock, please pass the West Parking Garage and proceed to the EAST PARKING GARAGE, the garage closest to the Grand
     Ballroom.

     Shareholders should use ENTRANCE 2, LOBBY 3 for access to the
     Grand~Ballroom. Please follow posted signs.                          [MAP]

     If you park in the Navy Pier parking garage, please pick up a voucher for $5 parking at our registration desk. Without the voucher, parking will be $11.50 or $14.50 depending on the length of time you are parked.


          ADMISSION TICKET TO WALGREENS ANNUAL MEETING OF SHAREHOLDERS


                                [WALGREENS LOGO]


This is your Admission Ticket to Walgreens Annual Meeting of Shareholders to be held Wednesday, January 12, 2000, at 2:00 p.m., Central Standard Time, at the Grand Ballroom of Navy Pier. A map detailing directions to the meeting site is shown above. Please present this original ticket for admission. Photocopies will not be accepted and you may be asked for identification at the time of admission.

                                  WALGREEN CO.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                                                                                  ]


1. Election of Director nominees listed below:                                  FOR WITHHOLD  FOR ALL      THIS PROXY WHEN PROPERLY
   01-L. Daniel Jorndt         02-David W. Bernauer       03-Vernon A. Brunner  ALL    ALL    EXCEPT*      EXECUTED WILL BE VOTED AS
   04-William C. Foote         05-James J. Howard         06-Alan G. McNally                               DIRECTED. IF NO DIRECTION
   07-Cordell Reed             08-David Y. Schwartz       09-John B. Schwemm    [ ]    [ ]      [ ]        IS SPECIFIED THIS PROXY
   10-Marilou M. von Ferstel   11-Charles R. Walgreen III                                                  WILL BE VOTED FOR THE
                                                                                                           ELECTION OF DIRECTORS AND
   ---------------------------------------------------------------------------  FOR  AGAINST   ABSTAIN     AGAINST THE SHAREHOLDER
   *(Except nominee(s) written above.)                                                                     PROPOSAL.
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.                     [ ]    [ ]      [ ]
2. Shareholder Proposal.                                                                                   In their discretion, the
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 2.                                            Proxies are authorized to
                                                                                                           vote on such other
                                                                                                           matters as may properly
                                                                                                           come before the meeting.

                                                                                                           The signatory hereby
                                                                                                           acknowledges receipt of
                                                                                                           the accompanying Notice
                                                                                                           of Annual Meeting of
                                                                                                           Shareholders and Proxy
                                                                                                           Statement.

                                                                                                                  Dated:
                                                                                                                        ------------
                                                                                                           Signature(s)
                                                                                                                       -------------

                                                                                                           -------------------------
                                                                                                           PLEASE SIGN EXACTLY AS
                                                                                                           YOUR NAME APPEARS. JOINT
                                                                                                           OWNERS SHOULD EACH SIGN.
                                                                                                           WHERE APPLICABLE,
                                                                                                           INDICATE YOUR OFFICIAL
                                                                                                           POSITION OR
                                                                                                           REPRESENTATION CAPACITY.

                                           THIS IS YOUR PROXY CARD, FOLD AND DETACH BELOW
------------------------------------------------------------------------------------------------------------------------------------


           INSTRUCTIONS FOR VOTING BY TELEPHONE, THE INTERNET OR MAIL

Walgreen Co. encourages you to take advantage of new and convenient ways to vote your shares for proposals to be covered at the ANNUAL MEETING OF SHAREHOLDERS. Please take this opportunity to use one of the three voting methods detailed below to vote your shares. This year, voting has been made easier than ever.

         VOTE BY PHONE. Call TOLL-FREE AT 1-800-542-0301 using a touch-tone telephone to vote 24 hours a day, 7 days a week. Have your proxy card (above) and social security number in hand when you call. Please enter the 6-digit control number which is located to the left and above, just below your proxy card.

         Option 1 To vote as the Board of Directors recommends on ALL proposals, press 1.~ Your vote will be confirmed and cast as directed and the call will end. If you wish to~ vote on each proposal separately, press 0.

         Option 2 If you selected 0 to vote on each proposal separately, you will hear these instructions:

                      PROPOSAL 1 (ELECTION OF DIRECTORS) - To vote FOR all nominees, press 1; to WITHHOLD for all nominees, press 9; to WITHHOLD for AN INDIVIDUAL nominee, press 0 and enter the two digit number that appears on the proxy card (above) next to the name of the ~ nominee you DO NOT wish to vote for. Once you have completed voting for Directors, press 0.

                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                      PROPOSAL 2 (SHAREHOLDER PROPOSAL) - To vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0. Your vote selection will be repeated and you will have an opportunity to confirm it.

                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL
                      2.

         VOTE VIA THE INTERNET 24 hours a day, 7 days a week, at:
         WWW.HARRISBANK.COM/WPROXY~ Have your proxy card (above) and social security number in hand when you access the web site.

         VOTE BY MAIL. Please vote, sign, date and return your proxy card (above) using the enclosed postage-paid envelope.


IF YOU VOTE BY TELEPHONE OR VIA THE INTERNET PLEASE DO NOT MAIL YOUR PROXY CARD.

                              THANK YOU FOR VOTING

PROXY                                                                      PROXY


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints L. DANIEL JORNDT, JOHN B. SCHWEMM and CHARLES R. WALGREEN III, or any of them, with full power of substitution, as attorneys and proxies to vote all shares of common stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of WALGREEN CO. (and any adjournment thereof) to be held at the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois, on Wednesday, January 12, 2000, upon the matters referred to on the reverse side and, in their discretion, upon such other matters as may properly come before the meeting.

     NOMINEES:

     L. Daniel Jorndt, David W. Bernauer, Vernon A. Brunner, William C. Foote, James J. Howard, Alan G. McNally, Cordell Reed, David Y. Schwartz, John B. Schwemm, Marilou M. von Ferstel, Charles R. Walgreen III.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS SPECIFIED THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AGAINST THE SHAREHOLDER PROPOSAL.


   If voted by mail, this proxy must be signed and dated on the reverse side.


--------------------------------------------------------------------------------



     Parking is available on the north side~of Navy Pier. Once on the north dock, please pass the West Parking Garage and proceed to the EAST PARKING GARAGE, the garage closest to the Grand
     Ballroom.

     Shareholders should use ENTRANCE 2, LOBBY 3 for access to the
     Grand~Ballroom. Please follow posted signs.                          [MAP]

     If you park in the Navy Pier parking garage, please pick up a voucher for $5 parking at our registration desk. Without the voucher, parking will be $11.50 or $14.50 depending on the ~length of time you are parked.


          ADMISSION TICKET TO WALGREENS ANNUAL MEETING OF SHAREHOLDERS


                                [WALGREENS LOGO]


This is your Admission Ticket to Walgreens Annual Meeting of Shareholders to be held Wednesday, January 12, 2000, at 2:00 p.m., Central Standard Time, at the Grand Ballroom of Navy Pier. A map detailing directions to the meeting site is shown above. Please present this original ticket for admission. Photocopies will not be accepted and you may be asked for identification at the time of admission.